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                                                                      EXHIBIT 99



                              MANAGEMENT ASSERTION


March 26, 2003


As of and for the year ended December 31, 2002, DaimlerChrysler Services North America LLC has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers, to the extent that such servicing standards are applicable to the servicing obligations for CARCO Auto Loan Master Trust, pursuant to the Amended and Restated Pooling and Servicing Agreement dated as of December 5, 2001 among DaimlerChrysler Wholesale Receivables Company LLC, as Seller, DaimlerChrysler Services North America LLC, as Servicer, and The Bank of New York, as Trustee.

Due to the nature of the above mentioned trust, minimum servicing standards I.4, III.2, III.3, III.4, III.6, V.2, V.3, V.4 and VII.1 are not applicable and, accordingly, DaimlerChrysler Services North America LLC has not made an attempt to comply with those standards.


DaimlerChrysler Services North America LLC, as Servicer


    /s/ Norbert Meder
------------------------------------
Norbert Meder
Vice President and Controller


   /s/ Jim Clough
------------------------------------
Jim Clough
Senior Manager -- Structured Finance and Securitization


    /s/ John S. Bodner
------------------------------------
John S. Bodner
Assistant Controller -- Financial Reporting & Policy


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                          ANNUAL SERVICER'S CERTIFICATE
                        FOR YEAR ENDED DECEMBER 31, 2002

                 ----------------------------------------------

                   DAIMLERCHRYSLER SERVICES NORTH AMERICA LLC

                 ----------------------------------------------

                          CARCO AUTO LOAN MASTER TRUST

                 ----------------------------------------------



The undersigned, duly authorized representatives of DaimlerChrysler Services North America LLC ("DCS"), as Servicer, pursuant to the Amended and Restated Pooling and Servicing Agreement, dated as of December 5, 2001 (as amended and supplemented, the "Agreement"), by and among DaimlerChrysler Wholesale Receivables Company LLC, as Seller, DCS, as Servicer, and The Bank of New York, as Trustee, does hereby certify that:

         1.   DCS is, as of the date hereof, the Servicer under the Agreement.

         2. The undersigned are Servicing Officers and are duly authorized pursuant to the Agreement to execute and deliver this Certificate to the Trustee, any Agent and any Enhancement Providers.

         3. A review of the activities of the Servicer during the calendar year ended December 31, 2002 and of its performance under the Agreement was conducted under our supervision.

         4. Based on such review, the Servicer has, to the best of our knowledge, performed in all material respects all of its obligations under the Agreement and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 5 below.

         5. There were no defaults made by the Servicer in the performance of its obligations under the provisions of the Agreement during the year ended December 31, 2002.

Capitalized terms used but not defined herein are used as defined in the Agreement.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 26th day of March, 2003.



 /s/  N. J. Meder                                  /s/ J. S. Bodner
------------------------------                     -----------------------------
N. J. Meder                                        J. S. Bodner
Vice President and                                 Assistant Controller
Controller                                         Financial Reporting & Policy

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                         INDEPENDENT ACCOUNTANTS' REPORT



The Manager and Member
DaimlerChrysler Services North America LLC:

We have examined management's assertion about DaimlerChrysler Services North America LLC's (the "Company") compliance with certain of the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers as of and for the year ended December 31, 2002, pursuant to the Amended and Restated Pooling and Servicing Agreement dated December 5, 2001 identified in the Management Assertion. Management is responsible for the Company's compliance with those minimum servicing standards. Our responsibility is to express an opinion on management's assertion about the Company's compliance based on our examination.

Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Company's compliance with the minimum servicing standards and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the minimum servicing standards.

In our opinion, management's assertion that DaimlerChrysler Services North America LLC has complied in all material respects with the aforementioned minimum servicing standards as of and for the year ended December 31, 2002 is fairly stated, in all material respects.



/s/  KPMG LLP

Detroit, Michigan
March 28, 2003